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                    MICKELBERRY COMMUNICATIONS INCORPORATED
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                      EXHIBIT 11
                                                                      ----------

                                        1994                     1993                     1992                     1991
                               -----------------------  -----------------------  -----------------------  -----------------------
                                              Fully                    Fully                    Fully                    Fully
                                Primary      Diluted     Primary      Diluted     Primary      Diluted     Primary      Diluted
                               ----------   ----------  ----------   ----------  ----------   ----------  ----------   ----------
Income (loss) attributable
 to common stock:
   Income (loss) before
    extraordinary item and
    cumulative effect of
    change in accounting
    principle                  $  (51,000)  $  (51,000) $  154,000   $  154,000  $3,350,000   $3,350,000  $1,004,000   $1,004,000
   Less dividends on
    preferred stock               (73,000)     (73,000)    (73,000)     (73,000)    (73,000)     (73,000)    (73,000)     (73,000)
   Add interest on convertible
    debentures (if applicable)          -            -           -            -           -      265,000           -            -
                                ---------    ---------   ---------    ---------   ---------    ---------   ---------    ---------
1. Income (loss) before
    extraordinary item and
    cumulative effect of
    change in accounting
    principle                    (124,000)    (124,000)     81,000       81,000   3,277,000    3,542,000     931,000      931,000
2. Extraordinary item                   -            -           -            -  (1,134,000)  (1,134,000)          -            -
3. Cumulative effect of
    accounting change                   -            -     200,000      200,000           -            -           -            -
                                ---------    ---------   ---------    ---------   ---------    ---------   ---------    ---------
4. Net income (loss),
    as adjusted                $ (124,000)  $ (124,000) $  281,000   $  281,000  $2,143,000   $2,408,000  $  931,000   $  931,000
                                =========    =========   =========    =========   =========    =========   =========    =========
Shares used in calculating
 earnings (loss) per share
 (all weighted averages):
   Shares outstanding           5,876,000    5,876,000   5,875,000    5,875,000   5,873,000    5,873,000   5,869,000    5,869,000
   Shares deemed issued for
    stock options (if
    dilutive)                           -            -      39,000       39,000      68,000       93,000       3,000        3,000
   Shares deemed issued for
    convertible debentures
    (if applicable and
    dilutive)                           -            -           -            -           -    1,297,000           -            -
                                ---------    ---------   ---------    ---------   ---------    ---------   ---------    ---------
5. Total                        5,876,000    5,876,000   5,914,000    5,914,000   5,941,000    7,263,000   5,872,000    5,872,000
                                =========    =========   =========    =========   =========    =========   =========    =========
Earnings (loss) per share:
 Income (loss) before extra-
  ordinary item and cumula-
  tive effect of change in
  accounting principle (1
  divided by 5)                $     (.02)  $     (.02) $      .02   $      .02  $      .55   $      .49  $      .16   $      .16
 Extraordinary item (2
  divided by 5)                         -            -           -            -        (.19)        (.16)          -            -
 Cumulative effect of
  accounting change (3
  divided by 5)                         -            -         .03          .03           -            -           -            -
                                ---------    ---------   ---------    ---------   ---------    ---------   ---------    ---------
 Net income (4 divided by 5)   $     (.02)  $     (.02) $      .05   $      .05  $      .36   $      .33  $      .16   $      .16
                                =========    =========   =========    =========   =========    =========   =========    =========
                                        1990
                               -----------------------
                                              Fully
                                Primary      Diluted
                               ----------   ----------
Income (loss) attributable
 to common stock:
   Income (loss) before
    extraordinary item and
    cumulative effect of
    change in accounting
    principle                  $  648,000   $  648,000
   Less dividends on
    preferred stock               (73,000)     (73,000)
   Add interest on convertible
    debentures (if applicable)          -            -
                                ---------    ---------
1. Income (loss) before
    extraordinary item and
    cumulative effect of
    change in accounting
    principle                     575,000      575,000
2. Extraordinary item                   -            -
3. Cumulative effect of
    accounting change                   -            -
                                ---------    ---------
4. Net income (loss),
    as adjusted                $  575,000   $  575,000
                                =========    =========
Shares used in calculating
 earnings (loss) per share
 (all weighted averages):
   Shares outstanding           5,863,000    5,863,000
   Shares deemed issued for
    stock options (if
    dilutive)                       3,000        3,000
   Shares deemed issued for
    convertible debentures
    (if applicable and
    dilutive)                           -            -
                                ---------    ---------
5. Total                        5,866,000    5,866,000
                                =========    =========
Earnings (loss) per share:
 Income (loss) before extra-
  ordinary item and cumula-
  tive effect of change in
  accounting principle (1
  divided by 5)                $      .10   $      .10
 Extraordinary item (2
  divided by 5)                         -            -
 Cumulative effect of
  accounting change (3
  divided by 5)                         -            -
                                ---------    ---------
 Net income (4 divided by 5)   $      .10   $      .10
                                =========    =========
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